Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194873, No. 333-205011 and No. 333-229098) of 58.com Inc. of our report dated June 29, 2018 relating to the financial statements of 58 Daojia Inc., which appears in this Amendment No. 1 to Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 29, 2020